Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael Hill, Chief Executive Officer, President, Secretary and Treasurer of Gemini Explorations, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Gemini Explorations, Inc. for the year ended April 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Gemini Explorations, Inc.

Dated: August 14, 2007

/s/ Michael Hill

Michael Hill

Chief Executive Officer, President, Secretary and Treasurer

(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Gemini Explorations, Inc. and will be retained by Gemini Explorations, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1338158.1